Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Acting Principal Executive Officer and the Interim Chief Financial Officer of SolarWindow Technologies, Inc., respectively, certifies that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the three months ended November 30, 2025 that accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of SolarWindow Technologies, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

Date:	January 9, 2026	/s/ Amit Singh
Amit Singh
Chief Executive Officer
(Principal Executive Officer)

Date:	January 9, 2026	/s/ Justin Frere
Justin Frere, CPA
Interim Chief Financial Officer
(Principal Financial Officer)